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                                                                     EXHIBIT 5.1

                                February 26, 1998




                                                                      13912-0001

Penederm Incorporated
320 Lakeside Drive
Foster City, California 94404

        Re:    REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

        We have acted as counsel to Penederm Incorporated, a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission on or about February 27, 1998, for the purpose of registering under the Securities Act of 1933, as amended, 1,225,000 shares of its Common Stock, $0.01 par value (the "Shares"). 1,200,000 of the Shares may be issued to Promethean Investment Group, L.L.C. ("Promethean") pursuant to the Common Stock Investment Agreement, dated January 21, 1998, (the "Agreement") between the Company and Promethean, and 25,000 of the Shares are issuable to Promethean upon exercise of a warrant to purchase Company Common Stock (the "Warrant") issued to Promethean in connection with the Agreement.

        In connection with this opinion, we have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies. We have based our opinion upon our review of the following records, documents and instruments:

      (a) The Certificate of Incorporation of the Company certified by the Secretary of State of the State of Delaware as of February 26, 1998 and certified to us by the Chief Financial Officer of the Company as being complete and in full force and effect as of the date of this opinion;



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      (b)   The Bylaws of the Company certified to us by the Chief Financial
            Officer of the Company as being complete and in full force and effect as of the date of this opinion;

      (c) A Good Standing Certificate relating to the Company issued by the Secretary of State of the State of Delaware, dated February 24, 1998;

      (d) Records certified to us by the Chief Financial Officer of the Company as constituting all records of proceedings and actions of the Board of Directors of the Company relating to the Shares;

      (e) A letter from ChaseMellon Shareholder Services, L.L.C., the Company's Transfer Agent, dated February 26, 1998 as to the number of shares of Common Stock that were outstanding as of February 25, 1998;

      (f)   The Registration Statement;

      (g)   The Agreement; and


      (h)   The Warrant.

        This opinion is limited to the federal law of the United States of America and the Delaware General Corporation Law. We disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body.

        Our opinion expressed herein assumes that the full consideration stated in the Agreement and the Warrant will be paid upon issuance of the Shares.

        Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion and assuming that (i) the Registration Statement becomes and remains effective during the period when the Shares are offered and sold; (ii) the Shares will be issued in accordance with the terms of the Agreement upon appropriate authorization of the Company and the Warrant; (iii) appropriate stock certificates evidencing the Shares will be executed and delivered and (iv) all applicable securities laws are complied with, it is our opinion that the Shares upon issuance will be duly authorized and validly issued, and will be fully paid and nonassessable.

        This opinion is rendered to you in connection with the Registration Statement and is solely for your benefit. This opinion may not be relied upon by you for any other



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purpose, or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent. We disclaim any obligation to advise you of any change of law that occurs, or any facts which we become aware after the date of this opinion.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,

                                        /s/ HELLER EHRMAN WHITE & McAULIFFE